UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 31, 2016

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501-205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 31, 2016, Inuvo, Inc. (the “Company”) entered into Amendment #12 to Yahoo! Publisher Network Contract #1-19868214 (the “Amendment”) with Yahoo! Inc., Yahoo! Singapore Digital Marketing Pte. Ltd., and Yahoo! EMEA Limited (together, “Yahoo”). The Amendment modifies the terms of the Yahoo! Publisher Network Contract #1-19868214, as amended, between the Company and Yahoo! (the "Contract"). The Contract had an end date of July 24, 2016 and, among other things, the Amendment extends the term of the Contract until May 31, 2018.
The foregoing description is a summary, does not purport to be a complete description of the Amendment, and is qualified in its entirety by reference to the Amendment, a copy of which will be attached as an exhibit to Inuvo, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: March 31, 2016	By:	/s/ John Pisaris
John Pisaris, General Counsel